                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form F-4 of Deutsche Telekom AG and in the Registration Statement on Form S-4 of VoiceStream Wireless Corporation of our report dated February 4, 2000 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-52550, 33-91734, 33-52552, 33-81842, 333-09769
and 333-45522) of Powertel, Inc. of our report dated February 4, 2000 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


Arthur Andersen LLP

/s/ Arthur Andersen LLP

Atlanta, Georgia
September 28, 2000